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                                                  WEINGARTEN REALTY INVESTORS
                                  COMPUTATION OF RATIOS OF EARNINGS AND FUNDS FROM OPERATIONS
                                       TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
                                                     (AMOUNTS IN THOUSANDS)



                                                          Years Ended December 31,
                                                             2000         1999         1998         1997         1996
                                                         -----------  -----------  -----------  -----------  -----------
Net income available to common shareholders              $   58,961   $   76,537    $  54,484   $   54,966   $   53,938

Add:
Portion of rents representative of the interest factor          837        1,260          861          647          589
Interest on indebtedness                                     43,190       32,792       33,338       29,695       21,674
Preferred dividends                                          20,040       19,593        5,881
Amortization of debt cost                                       431          359          359          419          341
                                                         -----------  -----------  -----------  -----------  -----------
    Net income as adjusted                               $  123,459   $  130,541   $   94,923   $   85,727   $   76,542
                                                         ===========  ===========  ===========  ===========  ===========

Fixed charges:
Interest on indebtedness                                 $   43,190   $   32,792   $   33,338   $   29,695   $   21,674
Capitalized interest                                          4,204        3,037        1,375          812        1,285
Preferred dividends                                          20,040       19,593        5,881
Amortization of debt cost                                       431          359          359          419          341
Portion of rents representative of the interest factor          837        1,260          861          647          589
                                                         -----------  -----------  -----------  -----------  -----------
    Fixed charges                                        $   68,702   $   57,041   $   41,814   $   31,573   $   23,889
                                                         ===========  ===========  ===========  ===========  ===========

RATIO OF EARNINGS TO COMBINED FIXED
CHARGES AND PREFERRED DIVIDENDS                                1.80         2.29         2.27         2.72         3.20
                                                         ===========  ===========  ===========  ===========  ===========


Net income available to common shareholders              $   58,961   $   76,537   $   54,484     $ 54,966   $   53,938
Depreciation and amortization                                55,344       49,256       41,580       37,544       33,414
Gain on sales of property and securities                       (382)     (20,596)        (885)      (3,327)      (5,563)
Extraordinary charge (early retirement of debt)                              190        1,392
                                                         -----------  -----------  -----------  -----------  -----------
    Funds from operations                                   113,923      105,387       96,571       89,183       81,789
Add:
Portion of rents representative of the interest factor          837        1,260          861          647          589
Preferred dividends                                          20,040       19,593        5,881
Interest on indebtedness                                     43,190       32,792       33,338       29,695       21,674
Amortization of debt cost                                      431          359          359           419          341
                                                         -----------  -----------  -----------  -----------  -----------
    Funds from operations as adjusted                    $  178,421   $  159,391   $  137,010   $  119,944   $  104,393
                                                         ===========  ===========  ===========  ===========  ===========

RATIO OF FUNDS FROM OPERATIONS TO COMBINED
FIXED CHARGES AND PREFERRED DIVIDENDS                          2.60         2.79         3.28         3.80         4.37
                                                         ===========  ===========  ===========  ===========  ===========

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